EXHIBIT 23

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form SB-2 (No. 333-68884) and Form S-8 (No. 333-75344) of MedicalCV, Inc. of our report dated June 6, 2002 relating to the financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 29, 2002